UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

SUSGLOBAL ENERGY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	333-209143	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
Toronto, ON, Canada, M5R 1J2
(Address of principal executive offices, including zip code)

(416) 223-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b -2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

     Securities Purchase Agreements

     Effective May 24, 2019 (the "Effective Date"), SusGlobal Energy Belleville Ltd. ("SusGlobal Belleville"), a wholly owned subsidiary of SusGlobal Energy Corp. (the "Company") entered into a share purchase agreement (the "SPA") with two sellers (the "Sellers"), pursuant to which SusGlobal Belleville purchased from the Sellers certain assets, including a 42.18 acre land parcel in Belleville, Ontario, Canada (the "Assets"). As per the terms of the SPA, the Company paid a purchase price of USD$1,314,723 (CAD$1,767,250) in cash with USD$1,261,159 (CAD$1,695,250) paid on closing. As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2019, the amount of USD$54,274 (CAD$72,000) was advanced by the Company to the Sellers on February 5, 2019.

     The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, a copy of which is filed as Exhibit 10.1 hereto.

Item 8.01 Item 8.01 Other Events.

     On May 30, 2019, the Company issued a press release with regard to the purchase of the Assets. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
No.
10.1	Share Purchase Agreement
99.1*	Press Release dated May 30, 2019

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Susglobal Energy Corp.

Date: May 30, 2019	By:	/s/ Gerald Hamaliuk
Gerald Hamaliuk
Chief Executive Officer